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                                                                    Exhibit 23.1

                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-53252, Form S-3 No. 33-34303, Form S-3 No. 33-35301, Form S-3 No. 33-
41916, Form S-3 No. 33-82618, Form S-3 No. 33-63841, Form S-3 No. 333-06007,
Form S-8 No. 33-34304, Form S-8 No. 33-60969 and Form S-8 No. 33-63537) of
National Media Corporation of our report dated May 24, 1996, with respect to the financial statements of Prestige Marketing Limited included in the Current Report of National Media Corporation (Form 8-K) dated July 1, 1996 filed with the Securities and Exchange Commission.

                                 Ernst & Young

Auckland, New Zealand
July 12, 1996